Exhibit 1.1

BITDEER TECHNOLOGIES GROUP
Class A Ordinary Shares
(par value $0.0000001 per share)

At Market Issuance Sales Agreement

January 3, 2025

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Cantor Fitzgerald & Co.
110 E. 59th St., 6th Floor
New York, NY 10022

A.G.P./Alliance Global Partners
590 Madison Avenue, 28th Floor
New York, NY 10022

The Benchmark Company, LLC
150 E. 58th Street, 17th Floor
New York, NY 10155

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, NY 10171

BTIG, LLC
350 Bush Street, 9th Floor
San Francisco, CA 94104

Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 11th Floor
New York, New York 10017

Needham & Company, LLC
250 Park Avenue, 10th Floor
New York, NY 10177

Northland Securities, Inc.
150 South Fifth Street, Suite 3300
Minneapolis, Minnesota 55402

Rosenblatt Securities Inc.
40 Wall Street
New York, NY 10005

Roth Capital Partners, LLC
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660

StockBlock Securities LLC
600 Lexington Avenue, 32nd Floor
New York, New York 10022

Ladies and Gentlemen:

Bitdeer Technologies Group, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), confirms its agreement (this “Agreement”) with Barclays Capital Inc. (“Barclays”), Cantor Fitzgerald & Co. (“Cantor”), A.G.P./Alliance Global Partners (“AGP”), The Benchmark Company, LLC (“Benchmark”), B. Riley Securities, Inc. (“B. Riley Securities”) BTIG, LLC (“BTIG”), Keefe, Bruyette & Woods, Inc. (“KBW”), Needham & Company, LLC (“Needham”), Northland Securities, Inc. (“Northland”), Rosenblatt Securities Inc. (“Rosenblatt”), Roth Capital Partners, LLC (“Roth”) and StockBlock Securities LLC (“StockBlock,” and each of Barclays, Cantor, AGP, Benchmark, B. Riley Securities, BTIG,  KBW, Needham, Northland, Rosenblatt, Roth and StockBlock, an “Agent” and collectively, the “Agents”) as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, acting as sales agent, or to the Agents, acting as principal, the Company’s Class A ordinary shares, par value $0.0000001 per share (the “Ordinary Shares”) (such Ordinary Shares to be offered hereby, the “Placement Shares”); provided however, that in no event shall the Company issue or sell through or to the Agents, as applicable, such number or dollar amount of Placement Shares that (a) exceeds the number of shares or dollar amount of Ordinary Shares registered on the then effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) exceeds the number of shares or dollar amount for which the Company has filed a Prospectus (as defined below), (c) exceeds the amount permitted to be sold under Form F-3 (including General Instruction I.B.5 thereof, if applicable), or (d) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors (the “Board”), a duly authorized committee thereof or a duly authorized executive officer of the Company (each, an “Authorized Officer”) (the lesser of (a), (b), (c) or (d) the “Maximum Amount”) and provided further, however, that in no event shall the aggregate number of Placement Shares sold pursuant to this Agreement exceed the number of authorized but unissued shares of Ordinary Shares. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company and that the Agents shall have no obligation in connection with such compliance, provided that the Designated Agent (as defined below) complies with parameters set forth by the Company in any Placement Notice (as defined below) issued to such Designated Agent. The issuance and sale of Placement Shares through or to the Agents, as applicable, will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The Company has filed or shall file, in accordance with the provisions of the Securities Act of 1933, as amended and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form F-3, including a base prospectus, relating to certain securities including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or shall file in accordance with the provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the “Exchange Act”). The Company has prepared a prospectus supplement included as part of such registration statement specifically relating to the Placement Shares (the “ATM Prospectus Supplement”) and shall, if necessary, prepare a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Placement Shares (any such prospectus supplement, a “Prospectus Supplement”). The Company will furnish to the Agents, for use by the Agents, electronic copies of the ATM Prospectus Supplement, as supplemented by the Prospectus Supplement, if any, relating to the Placement Shares; provided, however, that the Company shall not be required to furnish any document to the Agents to the extent such document is available on its Electronic Data Gathering Analysis and Retrieval System or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”). Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated or deemed incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act or any subsequent registration statement on Form F-3 filed pursuant to Rule 415 under the Securities Act by the Company to cover any Placement Shares, as from time to time amended or supplemented, is herein called the “Registration Statement.” The base prospectus constitutes part of the Registration Statement, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, together with the ATM Prospectus Supplement and Prospectus Supplement, if any, in the form in which such base prospectus, ATM Prospectus Supplement and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, as from time to time amended or supplemented, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document under the Exchange Act on or after the most recent effective date of the Registration Statement, or the date of the Prospectus, the ATM Prospectus Supplement, any other Prospectus Supplement, or such Issuer Free Writing Prospectus, as the case may be, with the Commission and deemed to be incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to EDGAR.

2. Placements. Following effectiveness of the Registration Statement, each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify one of the Agents that the Company may select in its sole discretion from time to time (the “Designated Agent”) by electronic mail (or other method mutually agreed to in writing by the parties) of the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective immediately upon receipt by the Designated Agent unless and until (i) the Designated Agent promptly declines in writing to accept the terms contained therein for any reason, in its sole discretion; (ii) the entire amount of the Placement Shares thereunder has been sold; (iii) the Company amends, supersedes, suspends or terminates the Placement Notice, which suspension and termination rights may be exercised by the Company in its sole discretion; or (iv) this Agreement has been terminated under the provisions of Section 12. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Designated Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Designated Agent and the Designated Agent does not decline (and the Company does not suspend or terminate) such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by the Agents. Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, the Designated Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (the “Exchange”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, the Designated Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act. “Trading Day” means any day on which Ordinary Shares are purchased and sold on the Exchange. Except as provided for in Section 7(h) herein, nothing herein restricts, prohibits or limits the ability of the Company from engaging in (i) the committed equity facility established under the Ordinary Shares purchase agreement, dated as of August 8, 2023, by and between the Company and B. Riley Principal Capital II, LLC (“BRPI”), as such agreement may be amended, supplemented, modified, restated or replaced from time to time (the “Committed Equity Facility”) or (ii) the “at the market” offering facility established under the At Market Issuance Sales Agreement, dated March 18, 2024, by and among the Company and B. Riley Securities, Inc. (“B. Riley Securities”), Cantor, Needham, StockBlock, Roth and Rosenblatt, as such agreement may be amended, supplemented, modified, restated or replaced from time to time (the “Prior Sales Agreement”).

4. Suspension of Sales. The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares (a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligation under Sections 7(l), 7(m), and 7(n) with respect to the delivery of certificates, opinions, or comfort letters to the Agents, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

5. Sale and Delivery to the Designated Agent; Settlement.

a. Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Shares, (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Shares as required under this Agreement and (iii) the Designated Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Agent and the Company.

b. Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day immediately following the date on which such sales are made (each, a “Settlement Date”). The Designated Agent shall notify the Company of each sale of Placement Shares no later than the opening of the Trading Day immediately following the Trading Day on which that the Designated Agent sold Placement Shares. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Designated Agent, after deduction for (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

c. Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee and such designee’s account information at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date through no fault of the Designated Agent, then in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Designated Agent harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) through no fault of the Agents and (ii) pay to the Designated Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

d. Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or dollar amount of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Board, a duly authorized committee thereof or an Authorized Officer, and notified to the Designated Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board, a duly authorized committee thereof or an Authorized Officer, and notified to the Designated Agent in writing.

e. Sales Through Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Placement Shares or any other equity security of the Company shall only be effected by or through an Agent, and only a single Agent, on any single given date, and in no event shall the Company request that more than one Agent sell Placement Shares on the same day; provided however that (i) the foregoing limitation shall not apply to (A) the exercise of any option, warrant, right or any conversion privilege set forth in the instruction governing such securities, or (B) sales solely to employees, directors or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such person and (ii) such limitation shall not apply (A) on any day during which no sales are made pursuant to this Agreement or (B) during a period in which the Company has notified the Agents that it will not sell Ordinary Shares under this Agreement and (1) no Placement Notice is pending or (2) after a Placement Notice has been withdrawn.

6. Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agrees with each of the Agents that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different date or time:

a. Registration Statement and Prospectus. The transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form F-3 under the Securities Act. The Registration Statement has been or will be filed with the Commission and has been declared effective, or will be declared effective prior to issuance of the first Placement Notice by the Company, by the Commission under the Securities Act at each Applicable Time. The Prospectus will name Barclays, Cantor, AGP, Benchmark, B. Riley Securities, BTIG, KBW, Needham, Northland, Rosenblatt, Roth and StockBlock as the agents in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed, as applicable. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agents and their counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which the Agents have consented, which consent will not be unreasonably withheld or delayed, or that is required by applicable law or the listing maintenance requirements of the Exchange. The Ordinary Shares are currently quoted on the Exchange under the trading symbol “BTDR.” The Company has not, in the 12 months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the Exchange. To the Company’s knowledge, it is in compliance with all such listing and maintenance requirements of the Exchange.

b. No Misstatement or Omission. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, as of its effective date, did not or will not, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time, did not or will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, Agents’ Information (as defined below).

c. Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

d. Organization, Good Standing and Power. Each of the Company and its subsidiaries has been duly incorporated or organized, and is validly existing and in good standing (to the extent such concept is applicable) under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing (to the extent such concept is applicable) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The amended and restated memorandum and articles of association of the Company comply with the requirements of applicable Cayman law and are in full force and effect.

e. Subsidiaries. The Company owns, directly or indirectly, all of the equity interests of the subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 8.1 to the Company’s most recent Annual Report on Form 20-F for the most recently ended fiscal year (the “Annual Report”) and other than (i) those subsidiaries not required to be listed on Exhibit 8.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed or acquired since the last day of the most recently ended fiscal year.

f. Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby and to issue the Placement Shares in accordance with the terms hereof and thereof. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, the Board or the Company’s shareholders is required. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and relating to general equity principles.

g. F-3 Eligibility. (i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then applicable requirements for use of Form F-3 under the Securities Act, including compliance with General Instruction I.B.1 of Form F-3, as applicable.

h. Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus as of the dates set forth therein; all the outstanding capital shares of the Company have been duly and validly authorized and issued and are fully paid (other than any Ordinary Shares issued pursuant to this Agreement which have not yet settled pursuant to Section 5(b)) and non-assessable and are not subject to any pre-emptive or similar rights. There are no outstanding rights (including pre-emptive rights or warrants, except as described in or expressly contemplated by the Registration Statement or the Prospectus as of the dates set forth therein, or options to acquire, or instruments convertible into or exchangeable for, any capital shares or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital shares of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital shares of the Company conform in all material respects to the description thereof contained in the Registration Statement or the Prospectus as of the dates set forth therein. All the outstanding capital shares or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as would not reasonably be expected to have a Material Adverse Effect.

i. Issuance of Placement Shares. The Placement Shares, when issued and delivered pursuant to the terms approved by the Board or a duly authorized committee thereof, or an Authorized Officer, against payment received therefor, and settled, in each case, as provided herein (including pursuant to Section 5(b)), will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than any pledge, lien, encumbrance, security interest or other claim arising from an act or omission of an Agent or a purchaser or arising under any applicable securities laws), including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Placement Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

j. No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its respective memorandum and articles of association, charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject or (iii) in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree, guideline, notice or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii), (1) as described in the Registration Statement or Prospectus, or (2) for any such default or violation that would not have a Material Adverse Effect.

k. No Conflicts. The execution, delivery and performance by the Company of this Agreement, the application of the Net Proceeds under “Use of Proceeds” in the Prospectus and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the memorandum and articles of association, charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any Cayman Islands, Singapore or U.S. law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority or body having jurisdiction over the Company or any of its subsidiaries or their properties, except, in the case of clauses (i) and (iii) above, (1) as described in the Registration Statement or Prospectus, or (2) for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected to have a Material Adverse Effect.

l. No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority or applicable law is required for the execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Placement Shares as contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws or by the laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange, including any notices that may be required by the Exchange, in connection with the sale of the Placement Shares by the Agents, (ii) as may be required under the Securities Act and (iii) as have been previously obtained by the Company.

m. Financial Statements. The consolidated financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such consolidated financial statements have been prepared in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Boards (“IFRS”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; all disclosures included in the Registration Statement and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The Company and its consolidated subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

n. Internal Controls Over Financial Reporting. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act, as applicable to the Company, and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS as issued by the International Accounting Standards Board (the “IASB”). The Company and its subsidiaries maintain internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by the IASB and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and the Prospectus, there are no material weaknesses in the Company’s internal controls (it being understood that the Company is not required as of the date hereof to comply with Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). As of the date of the most recent balance sheet of the Company reviewed or audited by the Company’s auditors and the Audit Committee of the Board, there was: (i) no material weakness in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (ii) no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting; and (iii) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

o. Accountants. MaloneBailey, LLP, whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Annual Report filed with the Commission and incorporated into the Registration Statement are and during the periods covered by their report, were independent registered public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).

p. Sarbanes-Oxley Act. Since April 13, 2023, the Company has timely filed all certifications and statements the Company is required to file or furnish under (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all Commission Documents with respect to which the Company is required to file such certifications and statements thereunder.

q. No Material Adverse Effect or Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement or the Prospectus, (i) the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would reasonably be expected to have a Material Adverse Effect; and (ii) there has been (A) no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital and (B) no material adverse change in the share capital, short-term indebtedness or long-term indebtedness of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has entered (a) into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not disclosed or contemplated in the Registration Statement and the Prospectus, or (b) sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

r. Title To Assets. Except as disclosed in the Registration Statement or the Prospectus, the Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected to have a Material Adverse Effect.

s. Actions Pending. Except as disclosed in the Registration Statement or the Prospectus, the are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or which are otherwise material in the context of the sale of the Placement Shares or could, in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance by the Company of its obligations under the Agreement or the consummation of the transactions contemplated hereby or that are required to be described in the Registration Statement or the Prospectus; except as described in the Registration Statement or the Prospectus, no such Actions are, to the Company’s Knowledge, threatened or contemplated by any governmental or regulatory authority or threatened by others. There are (i) no current or pending Actions or statutes or regulations that are required to be described in the Registration Statement or the Prospectus filed under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement or the Prospectus and (ii) no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or the Prospectus or described in the Registration Statement or the Prospectus (collectively, the “Filed Documents”) that are not so filed as exhibits to Registration Statement or the Prospectus or described in the Registration Statement or the Prospectus. To the Knowledge of the Company, there is no actual or threatened material breach by any other party to any Filed Documents of their respective obligations contemplated by the terms thereof.

t. Compliance With Laws. Except (i) where the failure to be, or to have been, in compliance with such Laws would not reasonably be expected to have a Material Adverse Effect and (ii) as otherwise disclosed in the Registration Statement or the Prospectus, the Company and its subsidiaries are, and since April 13, 2023 have been, in compliance in all material respects with all applicable Laws. Except where the failure to have or to comply would not reasonably be expected to have a Material Adverse Effect, each of the Company and its subsidiaries: (i) is in compliance in all material respects with all Laws applicable to its business, operations, and assets; and (ii) except as disclosed in the Registration Statement or the Prospectus, has not received any written notice from any Governmental Authority of or been charged by any Governmental Authority with the violation of any applicable Law.

u. Certain Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Agents for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated by this Agreement and the offering and sale of the Placement Shares.

v. [Reserved]

w. Permits and Licenses. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement or the Prospectus, except where the failure to possess or make the same would not have a Material Adverse Effect. Except as described in the Registration Statement or the Prospectus or would not have a Material Adverse Effect neither the Company nor any of its subsidiaries received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course. This paragraph does not relate to environmental matters, such items being the subject of paragraph (y) below.

x. Intellectual Property. Except as otherwise disclosed in the Registration Statement or the Prospectus or where the failure to have any of the following would not reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries own or have valid and enforceable rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) and all other similar intellectual property, industrial property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses and as proposed to be conducted; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses has not infringed, misappropriated or otherwise violated any Intellectual Property of any third party; (iii) the Company and its subsidiaries have not received any written notice and are not otherwise aware of any pending or threatened claim alleging infringement, misappropriation or other violation of any Intellectual Property of any third party, or challenging the validity, enforceability, scope or ownership of any Intellectual Property of the Company or its subsidiaries; (iv) to the Knowledge of the Company, no Intellectual Property owned by or exclusively licensed to the Company and its subsidiaries has been infringed, misappropriated or otherwise violated by any third party; (v) to the Knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company and its subsidiaries is valid and enforceable in all material respects; and (vi) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof.

y. Environmental Compliance. (i) The Company and each of its subsidiaries (x) are and since December 31, 2022 have been in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution, the protection of human health or safety, the environment, hazardous or toxic substances or wastes, chemicals, pollutants or contaminants (collectively, “Hazardous Substances”), or the protection of natural resources from Hazardous Substances (collectively, “Environmental Laws”); (y) have received and are and have been in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Hazardous Substances, and have no Knowledge of any event or condition that would reasonably be expected to result in any such notice, liability, obligation or violation; and (ii) there are no costs, obligations or liabilities associated with Environmental Laws of or relating to the Company or any of its subsidiaries, except in the case of each of (i) and (ii) above, (1) as otherwise disclosed in the Registration Statement or the Prospectus or (2) for any such matter as would not reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement or the Prospectus, (x) there is no proceeding that is pending, or to the Company’s Knowledge. that is contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates any material capital expenditures relating to any Environmental Laws.

z. Transactions With Affiliates. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement or the Prospectus and that is not so described in the Registration Statement or the Prospectus.

aa. No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the Knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors, third-party logistics providers, IT service providers or customers, except (1) as otherwise disclosed in the Registration Statement or the Prospectus or (2) as would not have, or be reasonably expected to have, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

bb. Use of Proceeds. The proceeds from the sale of the Placement Shares by the Company to the Agents shall be used by the Company and its subsidiaries in the manner as will be set forth in the Registration Statement or the Prospectus. The application of the net proceeds received by the Company in connection with the offering of the Placement Shares as described in the Registration Statement and the Prospectus will not (i) contravene any provision of any laws applicable to the Company or any of its subsidiaries, (ii) contravene the memorandum and articles of association, charter or other constitutive documents of the Company or any of its subsidiaries, (iii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its subsidiaries, or (iv) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any of its subsidiaries, except, in the case of (iii) and (iv) above, such contravention or violation that would not have a Material Adverse Effect.

cc. Investment Company Act Status. The Company is not, and will not be, either after giving effect to the receipt of gross proceeds from the offering and sale of the Placement Shares as contemplated by this Agreement or after the application of the proceeds thereof as described in the Registration Statement and the Prospectus, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

dd. ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees, directors or independent contractors of the Company, or under which the Company has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable laws, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

ee. Taxes. Except as otherwise disclosed in the Registration Statement or the Prospectus, the Company and its subsidiaries have paid all Cayman Islands federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except, in each case, where the failure to pay or file would not have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement or the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except a tax deficiency that would not have a Material Adverse Effect.

ff. Insurance. Except as otherwise disclosed in the Registration Statement or the Prospectus, the Company and the subsidiaries have insurance covering their respective material properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are appropriate and commercially reasonable (including reference to standard industry practice) to protect the Company and the subsidiaries and their respective businesses (which shall exclude business interruption insurance); and except as otherwise disclosed in the Registration Statement or the Prospectus, neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) to the Company’s Knowledge, any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost other than increases in premium costs generally applicable to the types of insurance maintained by the Company. There is no material insurance claim made by or against the Company or any of its subsidiaries, pending, outstanding or threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

gg. Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Placement Shares.

hh. Manipulation of Price. Neither the Company nor any of its officers and directors nor, to the Knowledge of the Company, its affiliates has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Ordinary Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Ordinary Shares, whether to facilitate the sale or resale of the Placement Shares or otherwise, in each case that would violate Regulation M, and has taken no action which would directly or indirectly violate Regulation M.

ii. Listing and Maintenance Requirements; DTC Eligibility. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the Exchange.

jj. No Unlawful Payments. Neither the Company nor any of its subsidiaries, any of the Company’s affiliates, nor any director, officer, nor, to the Knowledge of the Company, after due inquiry, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation. The Company and its subsidiaries and, to the Knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010, and all other applicable anti-corruption and anti-bribery statutes or regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith and with the representations and warranties contained herein. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption or anti-bribery laws.

kk. Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company and its subsidiaries) (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and to the Knowledge of the Company, its subsidiaries are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained appropriate controls, policies, procedures, and safeguards necessary to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Data”)) used in connection with their businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish, maintain, implement and comply with reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”) and, there has been no such Breach. The Company and its subsidiaries have not been notified of and have no Knowledge of any event or condition that would reasonably be expected to result in, any such Breach. This representation is limited in each case to the extent that such breach or noncompliance would not reasonably be expected to have a Material Adverse Effect, and except as otherwise disclosed in the Registration Statement or the Prospectus.

ll. Privacy. The Company and its subsidiaries have complied, and are presently in compliance, in all material respects, with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any legal obligations regarding the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company and its subsidiaries of Data (“Data Security Obligations”). Neither the Company nor any of its subsidiaries has received any notification of or complaint regarding, or have knowledge of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any applicable Data Security Obligation in all material respects. There is no pending, or threatened, action, suit or proceeding by or before any court or governmental agency, authority or body pending or to the Knowledge of the Company, threatened alleging non-compliance with any applicable Data Security Obligation. The Company and its subsidiaries have at all times taken reasonable steps in accordance with industry standard practices to protect Data used in connection with their businesses against loss and against unauthorized access, use, modification, disclosure or other misuse. There has been no unauthorized access to such information. To the extent applicable to the operations of the Company and its subsidiaries, the Company and its subsidiaries are in material compliance with the European Union General Data Protection Regulation (and all other laws and regulations applicable to the operations of the Company and its subsidiaries with respect to Data).

mm. Operations. The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

nn. Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement or the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

oo. No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the Knowledge of the Company, after due inquiry, any of the Company’s affiliates, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities or business of any person, or in any country or territory, that at the time of such financing or facilitation and is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions.  The Company and each of its subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanction. Each of the Company and its subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve compliance with Sanctions or applicable export control laws and regulations administered by the Bureau of Industry and Security, or other relevant authorities, including the Export Administration Regulations.

pp. No Restrictions on Subsidiaries. Except pursuant to any other financing arrangements the Company has entered into or may enter into from time to time and disclosed in the Registration Statement or the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any applicable laws or regulations, or agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital shares or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company except as would be reasonably expected to have a Material Adverse Effect.

qq. Broker/Dealer Relationships; FINRA Information. Neither the Company nor any of the subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual). All of the information provided to the Agents or to their counsel, specifically for use in connection with any filing with FINRA pursuant to FINRA Rule 5510 with regard to the transactions contemplated by this Agreement, by the Company, and, to the Company’s Knowledge, by its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company, in connection with the transactions contemplated by the Registration Statement or the Prospectus is true, complete, correct and compliant with FINRA’s rules in all material respects. Any questionnaires relating to FINRA Rule 5110 provided to the Investor or to counsel for the Investor in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules are, to the Company’s Knowledge, true and correct in all material respects.

rr. Stamp Taxes. Except for any Cayman Islands stamp duty if this Agreement is executed in, or brought to, the Cayman Islands (including being produced to a court of the Cayman Islands) in which case nominal stamp duty would be payable, no stamp duties or other issuance or transfer taxes are payable in the Cayman Islands or Singapore, or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the issuance and delivery of the Placement Shares in the manner contemplated by this Agreement or (C) the sale and delivery of the Placement Shares as contemplated in this Agreement.

ss. No Immunity. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Cayman Islands, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 16 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

tt. Enforcement of Foreign Judgments. Any final and conclusive judgment for a fixed, definite or determined sum of money and not in respect of a tax, fine or other penalty rendered by any U.S. District Court and other courts of the United States in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement which was not obtained by fraud and is not of a kind, the enforcement of which is contrary to public policy in the Cayman Islands would be enforceable against the Company by the courts of the Cayman Islands, without re-examination or re-litigation of the matters adjudicated upon.

uu. Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and will be recognized and upheld by the courts of the Cayman Islands, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, and other exceptions including but not limited to fraud, public policy, and natural justice. The Company has the power to submit, and pursuant to Section 18 and Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. The Company has the power to designate, appoint and empower, and pursuant to Section 20 of this Agreement, has, legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to the Agreement or the transactions contemplated hereunder, in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein.

vv. Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 10 hereof do not contravene Cayman Islands law.

ww. Passive Foreign Investment Company. Based on the information available to the Company at the time of the filing of the Form 20-F dated March 28, 2024, the Company believes that it was not a “passive foreign investment company” as defined in Section 1297 of the Code for the Company’s taxable year ended December 31, 2023.

xx. Legality. The legality, validity or enforceability of any of the Registration Statement, the Prospectus, this Agreement or the Placement Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced by Cayman courts without reexamining the merits of the case.

yy. Legal Action. Subject to the limitations described in Section 19 hereof, the Agents are entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of its rights under this Agreement and the Placement Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Cayman Islands may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

zz. Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

aaa. No Reliance. The Company has not relied upon any Agent or legal counsel for the Agents for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

bbb. Underwriter Agreements. Other than with respect to this Agreement and the Committed Equity Facility, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

ccc. Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

ddd. Material Contracts. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or, where applicable, intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement and the Prospectus or filed as an exhibit to the Annual Report, and no such termination or nonrenewal has been threatened by the Company or any of its subsidiaries or, to the Knowledge of the Company, by any other party to any such contract or agreement.

eee. Registration Rights. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

fff. Exchange Act Reporting Status. The Company is subject to Section 13 or 15(d) of the Exchange Act.

ggg. Debt Securities. The Company has not issued any debt securities that have been or are rated by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act.

hhh. Disclosure Controls. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s management as appropriate. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures were effective as of the last day of each fiscal year from and including December 31, 2023.

iii. Accurate Summary. The statements in the Registration Statement and the Prospectus under the headings “Risk Factors,” “Description of Securities,” “Forms of Securities,” and “Tax Considerations” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects. The preceding sentence, insofar as it relates to statements in the Registration Statement and the Prospectus under the heading “Plan of Distribution” does not apply to Agents’ Information. The statements set forth in the Annual Report under the headings “Item 4. Information on the Company - B. Business Overview,” “Item 5. Operating and Financial Review and Prospects - A.- Operating Results - Liquidity and Capital Resources,” “Item 6. Directors, Senior Management and Employees - B. Compensation,” “Item 6. Directors, Senior Management and Employees - C. Board Practices,” “Item 8. Financial Information – A. Consolidated Statements and Other Financial Information - Legal Proceedings,” “Item 10. Additional Information - B. Memorandum and Articles of Association” and “Item 10. Additional Information - E. Taxation,” as supplemented or modified by the information included in the Registration Statement and the Prospectus, and the statements set forth in Exhibit 99.1 filed as part of the interim report on Form 6-K as filed with the Commission on May 14, 2024, Exhibit 99.1 filed as part of the interim report on Form 6-K as filed with the Commission on August 12, 2024 and Exhibit 99.1 filed as part of the interim report on Form 6-K filed with the Commission on November 18, 2024,  insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

jjj. Statistical, Industry and Market-Related Data. Any third-party statistical, industry and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained written consents for the use of such data from such sources to the extent required as determined in the Company’s reasonable discretion.

kkk. Directors and Officers. To the Company’s Knowledge, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Board or in the Company.

lll. Accounting Policies. The section entitled “Item 5. Operating and Financial Review and Prospects - A. Operating Results - Critical Accounting Policies and Significant Judgments and Estimates” in the Annual Report, as updated by the Registration Statement and the Prospectus, fairly and accurately describes (i) material accounting policies that the Company believes are the most significant in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) material judgments, estimates and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that different amounts would be reported under different conditions or using different assumptions and an explanation thereof (to the extent required to be so disclosed). The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Annual Report, the Registration Statement and the Prospectus.

mmm. Material Trends and Off-Balance Sheet Disclosure. The Registration Statement and the Prospectus fairly and accurately describe all material trends, demands, commitments and events known to the Company, that the Company believes would materially affect its liquidity and are reasonably likely to occur. The Registration Statement and the Prospectus fairly and accurately describe in all material respects all off-balance sheet transactions, arrangements, commitments and obligations of the Company and its subsidiaries.

lll. Not a Shell Company. The Company ceased to be an issuer as described in Rule 144(i)(1)(i) of the Securities Act on March 9, 2024.

nnn. Not a “Legal Entity Customer”. The Company is not a “legal entity customer” for the purposes of 31 CFR § 1010.230(e).

Any certificate signed by an officer of the Company and delivered to the Agents or to counsel for the Agents pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Agents as to the matters set forth therein.

7. Covenants of the Company. The Company covenants and agrees with the Agents that:

a. Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, upon the advice of the Company’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares (other than an Incorporated Document) unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however, that (A) the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agents any advance copy of such filing or to provide the Agents an opportunity to object to such filing if the filing does not name the Agents or does not relate to the transaction herein provided; and provided, further, that the only remedy the Agents shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

b. Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains Knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agents promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c. Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify the Agents promptly of all such filings if not available on EDGAR. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Designated Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company; provided, however, that the Company may delay any such amendment or supplement if, in the reasonable judgment of the Company, it is in the interests of the Company to do so. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Agents to resume the offering of Placement Shares.

d. Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as the Agents reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process, or subject itself to taxation in any jurisdiction if it is not otherwise so subject.

e. Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

f. Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act; provided that the Company will be deemed to have furnished such statement to its security holders and the Agents to the extent it is available on EDGAR.

g. Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

h. Notice of Other Sales. Without the prior written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Ordinary Shares, warrants or any rights to purchase or acquire, Ordinary Shares during the period beginning on the date on which any Placement Notice is delivered to the Agents hereunder and ending on the second (2nd) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Ordinary Shares, warrants or any rights to purchase or acquire, Ordinary Shares prior to the termination of this Agreement; provided, however, that such restrictions will not apply in connection with the Company’s issuance or sale of (i) Ordinary Shares, options to purchase Ordinary Shares or Ordinary Shares issuable upon the exercise of options, including any Ordinary Shares sold on behalf of an employee to cover tax withholding obligations, pursuant to any stock option, or benefits plan, stock ownership plan or dividend reinvestment plan (but not Ordinary Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented; (ii) Ordinary Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agents, (iii) Ordinary Shares, or securities convertible into or exercisable for Ordinary Shares, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Ordinary Shares hereby, (iv) Ordinary Shares in connection with any acquisition, strategic investment or other similar transaction (including any joint venture, strategic alliance or partnership) and (v) Ordinary Shares pursuant to the Committed Equity Facility or the Prior Sales Agreement, provided, however, that upon the issuance by the Company of the first Placement Notice hereunder, the Company shall no longer offer, issue or sell (other than the settlement of any Ordinary Shares issuances for sales made prior to the delivery of such first Placement Notice) Ordinary Shares pursuant to the Prior Sales Agreement. Notwithstanding the foregoing provisions, nothing herein shall be construed to restrict the Company’s ability, or require the consent of any Agent, to file a registration statement under the Securities Act. Notwithstanding anything to the contrary, during the term of this Agreement, the Company will not give a VWAP Purchase Notice or an Intraday VWAP Purchase Notice (as each such term is defined in the Ordinary Share Purchase Agreement with BRPI entered into in connection with the Committed Equity Facility (the “ELOC Purchase Agreement”)) while a Placement Notice is in place under this Agreement. Additionally, during the term of this Agreement, the Company will not send any Placement Notice pursuant to this Agreement while BRPI, has a VWAP Purchase Notice or an Intraday VWAP Purchase Notice, provided that the foregoing restriction shall only apply for the applicable Purchase Date (as such term is defined in the ELOC Purchase Agreement) with respect to such VWAP Purchase Notice or Intraday VWAP Purchase Notice; provided, however that if such restriction is waived by BRPI, such restriction shall not apply as of the Trading Day immediately following such waiver.

i. Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise the Agents promptly after it shall have received notice or obtained Knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement.

j. Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agents or their representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

k. Required Filings Relating to Placement of Placement Shares. The Company agrees that, during the term of this Agreement, solely to the extent required with respect to the Placement Shares, it will include in its Form 20-F, or Current Report on Form 6-K containing unaudited interim financial statements for any six-month period immediately following the Company’s fiscal year end, the number of Placement Shares sold through the Agents, the Net Proceeds to the Company and the Compensation payable by the Company to the Agents with respect to any Placement Shares during the relevant period in respect of which such disclosure, if any, is required by such Form 20-F or such Current Report on Form 6-K.

l. Representation Dates; Certificate. Each time during the term of this Agreement that the Company:

(i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended audited financial information or a material amendment to the previously filed Form 20-F);

(iii) files or furnishes its interim unaudited financial statements as of the end of the Company’s first fiscal half of each fiscal year on Form 6-K under the Exchange Act; or

(iv) files or furnishes a current report on Form 6-K containing amendments to its audited financial statements for any fiscal year or unaudited interim financial statements for any fiscal period under the Exchange Act;

(each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Agents (but in the case of clause (iv) above only if any Agent reasonably determines that the information contained in such Form 6-K is material) with a certificate, in the form attached hereto as Exhibit 7(l). The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its annual report on Form 20-F. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(l), then before the Agents sell any Placement Shares, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit 7(l) dated the date of the Placement Notice.

m. Legal Opinion. On or prior to the date of the first Placement Notice given hereunder the Company shall cause to be furnished to the Agents a written opinion and a negative assurance letter of Cooley LLP (“U.S. Company Counsel”) and a written opinion of Ogier (“Cayman Islands Company Counsel”), or other counsel reasonably satisfactory to the Agents, each in form and substance reasonably satisfactory to the Agents. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause to be furnished to the Agents a negative assurance letter of U.S. Company Counsel in form and substance reasonably satisfactory to the Agents; provided that, in lieu of such negative assurance for subsequent periodic filings under the Exchange Act, U.S. Company Counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on the negative assurance letter previously delivered by such counsel under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of such Reliance Letter), provided that the Company shall be required to furnish (i) no more than one negative assurance letter of U.S. Company Counsel hereunder per each filing of an annual report on Form 20-F and Form 6-K including interim unaudited financial statements, and (ii) no more than one written opinion of U.S. Company Counsel and Cayman Islands Company Counsel hereunder per each filing of an annual report on Form 20-F.

n. Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date, with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n). The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

o. Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or (ii) sell, bid for, or purchase Ordinary Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agents.

p. Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

q. No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agents in their capacity as agents hereunder pursuant to Section 24, neither of the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

r. Sarbanes-Oxley Act. During the term of this Agreement, the Company will (i) maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies, in all material respects, with the requirements of the Exchange Act, as applicable to the Company, and (ii) maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act, as applicable to the Company.

8. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as the Agents shall deem reasonably necessary, (ii) the printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the reasonable and documented out-of-pocket fees and disbursements of counsel to the Agents (x) not to exceed $100,000 in connection with the execution of this Agreement, (y) not to exceed $15,000 in connection with each Representation Date on which the Company is required to provide a certificate pursuant to Sections 7(l)(ii) and (z) not to exceed $10,000 in connection with each Representation Date on which the Company is required to provide a certificate pursuant to Sections 7(l)(i), (iii) and (iv), (vi) the fees and expenses of the transfer agent and registrar for the Ordinary Shares, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (viii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

9. Conditions to the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specified date or time), to the due performance in all material respects by the Company of its obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions:

a. Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

b. No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or receipt by the Company of notification of the initiation of, or a threat to initiate, any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement of material fact made in the Registration Statement or the Prospectus or any Incorporated Document untrue or that requires the making of any changes in the Registration Statement, the Prospectus or any material Incorporated Document so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or any material Incorporated Document, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c. No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion, in consultation with outside counsel, is material, or omits to state a fact that in the Agents’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d. Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or Material Adverse Effect, or any development that would cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (a “Rating Organization”), or a public announcement by any Rating Organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a Rating Organization described above, in the reasonable judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

e. Company Counsel Legal Opinions. The Agents shall have received the opinion and negative assurance letter of U.S. Company Counsel and the opinion of Cayman Islands Company Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinions and negative assurance letter are required pursuant to Section 7(m).

f. Agents Counsel Legal Opinion. Agents shall have received from Goodwin Procter LLP, counsel for the Agents, such negative assurance letter and opinion or opinions on or before the date on which the delivery of the U.S. Company Counsel legal opinion is required pursuant to Section 7(m), with respect to such matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

g. Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).

h. Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

i. Secretary’s Certificate. On or prior to the first Representation Date, the Agents shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to the Agents and their counsel.

j. No Suspension. Trading in the Ordinary Shares shall not have been suspended on the Exchange and the Ordinary Shares shall not have been delisted from the Exchange.

k. Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(1), the Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.

l. Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

m. Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

n. No Termination Event. There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 12(a).

10. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Agents, their partners, members, directors, officers, employees and agents and each person, if any, who controls the Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this Section 10(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agents to the Company consists of the first sentence of the ninth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement (the “Agents’ Information”).

(b) Indemnification by the Agents. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 10(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to such Agent and furnished to the Company in writing by such Agent expressly for use therein.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or an Agent, the Company and such Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agents, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand. The relative benefits received by the Company on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agents (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and such Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for the purpose of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(d), an Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of an Agent, will have the same rights to contribution as that party, and each officer who signed the Registration Statement and director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof. The Agents’ respective obligations to contribute pursuant to this Section 10(d) are several in proportion to the respective number of Placement Shares they have sold hereunder, and not joint.

11. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12. Termination.

a. An Agent may terminate this Agreement with respect to itself, by written notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that would have a Material Adverse Effect that, in the sole judgment of such Agent, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Ordinary Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (Payment of Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If an Agent elects to terminate this Agreement as provided in this Section 12(a), such Agent shall provide the required notice as specified in Section 13 (Notices).

b. The Company shall have the right, by giving two (2) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (Payment of Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

c. Each Agent shall have the right, by giving two (2) days’ notice as hereinafter specified to terminate this Agreement with respect to itself in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 (Payment of Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Governing Law and Time; Waiver of Jury Trial) and Section 17 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

d. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agents on the terms and subject to the conditions set forth herein except that the provisions of Section 8 (Payment of Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

e. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual written agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8 (Payment of Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to an Agent for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by an Agent under this Agreement.

To the extent this Agreement is terminated by one Agent or by the Company with respect to one Agent pursuant to Sections 13(a), (b) or (c) above, (i) this Agreement shall terminate only with respect to such Agent and shall remain in full force and effect with respect to the Company and the other Agents, unless and until terminated pursuant to Sections 13(a), (b), (c), or (d) above.

f. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by an Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

13. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: [***]
Fax: [***]

And:

Cantor Fitzgerald & Co.
110 E. 59th St., 6th Floor
New York, NY 10022
Fax No.: [***]
Attention: [***]

and:

Cantor Fitzgerald & Co.
110 E. 59th St., 6th Floor
New York, NY 10022
Attention: [***]
Email: [***]

And:

A.G.P./Alliance Global Partners
590 Madison Avenue, 28th Floor
New York, NY 10022
Email: [***]

And:

The Benchmark Company, LLC
150 E. 58th Street, 17th Floor
New York, NY 10155
Attention: [***]

And:

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, NY 10171
Attention: [***]
Telephone: [***]
Email: [***]
And:

BTIG, LLC
350 Bush Street, 9th Floor
San Francisco, CA 94104
United States
Attention: [***]
Email: [***]

And:

Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 11th Floor
New York, New York 10017
Attention: [***]
Email: [***]

And:

Needham & Company, LLC
250 Park Avenue, 10th Floor
New York, NY 10177
Attention: [***]
Email: [***]

And:

Northland Securities, Inc.
150 South Fifth Street, Suite 3300
Minneapolis, Minnesota 55402
Attention: [***]
Email: [***]

And:

Rosenblatt Securities Inc.
40 Wall Street
New York, NY 10005
Attention: [***]
Email: [***]

And:

Roth Capital Partners, LLC
888 San Clemente
Newport Beach, CA 92660
Attention: [***]
Fax No.: [***]
Email: [***]

And:

StockBlock Securities LLC
600 Lexington Avenue, 32nd Floor
New York, New York 10022
Attention: [***]

with a copy to:

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attention: [***]
Telephone: [***]
Email: [***]

and if to the Company, shall be delivered to:

Bitdeer Technologies Group
08 Kallang Avenue
Aperia tower 1, #09-03/04
Singapore 339509
Telephone Number: [***]
Email: [***]
Attention: [***]

with a copy to:

Cooley HK
35th Floor Two Exchange Square
8 Connaught Place Central, Hong Kong
Telephone Number: [***]
Email: [***]
Attention: [***]

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and each Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 10 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor the Agents may assign its rights or obligations under this Agreement without the prior written consent of the other party.

15. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend , corporate domestication or similar event effected with respect to the Placement Shares.

16. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

17. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. Notwithstanding the foregoing, Schedule 3 notice details may be amended at any time by notice to all other parties.

18. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND THE AGENTS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20. Appointment of Agent for Service. The Company hereby irrevocably appoints Cogency Global Inc., located 122 E. 42nd Street, 18th Floor, New York, New York 10168, as its agent for service of process in any suit, action or proceeding described in Section 19 and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

21. Use of Information. The Agents may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

22. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23. Joinder of Additional Agents. At any time and from time to time after the date of this Agreement, the Company may, in its sole discretion, elect to add one or more additional sales agents to this Agreement (any such additional sales agent, an “Additional Agent”). Upon execution by any such Additional Agent of a joinder to this Agreement, substantially in the form attached as Exhibit 23 hereto, (i) such Additional Agent shall become a party to this Agreement as if such Additional Agent were an original signatory hereto, and (ii) all references to an “Agent” or the “Agents” shall be deemed to include such Additional Agent.

24. Effect of Headings. The section, Schedule and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

25. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of each Agent, (which consent shall not be unreasonable withheld or delayed) and each Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 25 hereto are Permitted Free Writing Prospectuses.

26. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a. each Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any Agent has advised or is advising the Company on other matters, and the Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

b. it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

c. the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d. it is aware that the Agents and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and such Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e. it waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Agents’ obligations under this Agreement and to keep information provided by the Company to the Agents and their counsel confidential to the extent not otherwise publicly-available.

27. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Governmental Authority” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Knowledge” shall mean the actual knowledge of any of (i) the Company’s Chairperson, (ii) the Company’s Co-Chief Executive Officers and (iii) the Company’s Chief Financial Officer, in each case after reasonable inquiry of officers, directors and employees of the Company and its subsidiaries under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agents outside of the United States.

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If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and each of the Agents.

Very truly yours,

Signed for and on behalf of

BITDEER TECHNOLOGIES GROUP

By:	/s/ Jihan Wu
Name: Jihan Wu
Title: Chief Executive Officer

[Signature Page to Sales Agreement]

ACCEPTED as of the date first-above written:

BARCLAYS CAPITAL INC.

By:		/s/ Warren Fixmer

Name: Warren Fixmer
Title: Managing Director

CANTOR FITZGERALD & CO.

By:		/s/ Sameer Vasudev

Name: Sameer Vasudev
Title: Managing Director

A.G.P./ALLIANCE GLOBAL PARTNERS

By:		/s/ Thomas J. Higgins

Name: Thomas J. Higgins
Title: Managing Director

THE BENCHMARK COMPANY, LLC

By:		/s/ John J. Borer III

Name: John J. Borer III
Title: Senior Managing Director

B. RILEY SECURITIES, INC.

By:		/s/ Joe Nardini

Name: Joe Nardini
	Title:	Senior Managing Director and Head of
Investment Banking
BTIG, LLC

By:		/s/ Dean O’Connor

Name: Dean O’Connor
Title: MD

KEEFE, BRUYETTE & WOODS, INC.

By:		/s/ Paul McCaffery

Name: Paul McCaffery
Title: Co-Head of Digital Assets

NEEDHAM & COMPANY, LLC

By:	/s/ Matthew Castrovince

Name: Matthew Castrovince
Title: Managing Director

NORTHLAND SECURITIES, INC.

By:	/s/ Ted Warner

Name: Ted Warner
Title: Managing Director, Investment Banking

ROSENBLATT SECURITIES INC.

By:	/s/ Joe Gawronski

Name: Joe Gawronski
Title: CEO

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron Gurewitz

Name: Aaron Gurewitz
Title: President & Head of Investment Banking

STOCKBLOCK SECURITIES LLC

By:	/s/ David Dinkin

Name: David Dinkin
Title: President

[Signature Page to Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

SCHEDULE 2

Compensation

SCHEDULE 3

Notice Parties

EXHIBIT 7(l)

Form of Representation Date Certificate

EXHIBIT 23

Form of Joinder Agreement

[Signature Page to Sales Agreement Joinder]

EXHIBIT 25

Permitted Issuer Free Writing Prospectuses